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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1997, except for Note 8, as to which the date is February 28, 1997, with respect to the financial statements of E-Z Plan, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Ugly Duckling Corporation for the registration of 5,325,000 shares of common stock and 325,000 common stock purchase warrants.

                                          /s/ Ernst & Young L.L.P.

San Antonio, Texas
December 17, 1997